Exhibit 99.1

Talos Energy Provides Operational and Financial Update for the Second Quarter of 2022

Houston, Texas, July 14, 2022 – Talos Energy Inc. (“Talos” or the “Company”) (NYSE: TALO) today provided select estimated operational and financial results for the second quarter of 2022.

Preliminary estimated results for the second quarter include:

•	Average daily production between 65.0 and 65.5 thousand barrels of oil equivalent (“MBoe/d”), comprised of approximately 67% oil and 75% liquids.

•	Realized prices before hedges of approximately $108 per barrel of oil, $37.75 per barrel of NGLs and $8 per Mcf of natural gas.

•	Realized cash hedge losses of approximately $160 million.

•

Repaid $146 million of debt in the second quarter, including $140 million repayment on the revolver – reducing the Company’s credit facility balance to $200 million – and $6 million retirement at maturity of its 7.5% Notes.

•	Initiation of the HP-1 facility dry-dock maintenance process, previously scheduled to begin in June, was deferred until early August and thus had no production impact on second quarter results.

ABOUT TALOS ENERGY

Talos Energy (NYSE: TALO) is a technically driven independent exploration and production company focused on safely and efficiently maximizing long-term value through its operations, currently in the United States and offshore Mexico, both upstream through oil and gas exploration and production and downstream through the development of future carbon capture and storage opportunities. As one of the Gulf of Mexico’s largest public independent producers, we leverage decades of technical and offshore operational expertise towards the acquisition, exploration and development of assets in key geological trends that are present in many offshore basins around the world. With a focus on environmental stewardship, we are also utilizing our expertise to explore opportunities to reduce industrial emissions through our carbon capture and storage initiatives along the U.S. Gulf Coast and Gulf of Mexico. For more information, visit www.talosenergy.com.

INVESTOR RELATIONS CONTACT

Sergio Maiworm

+1.713.328.3008

investor@talosenergy.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This communication may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this communication, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this communication, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “forecast,” “may,” “objective,” “plan” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

Specifically, the preliminary estimates included herein for the second quarter of 2022 are derived from our internal records and are based on the most current information available to management. Our normal reporting processes with respect to such preliminary estimates have not been fully completed. Actual results for the second quarter of 2022 could differ from the estimates discussed herein.

We caution you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks include, but are not limited to, the success of our carbon capture and sequestration projects; commodity price volatility due to the continued impact of the coronavirus disease 2019 (“COVID-19), including any new strains or variants, and governmental measures related thereto on global demand for oil and natural gas and on the operations of our business; the lack of a resolution to the war in Ukraine and its impact on certain commodity markets; the ability or willingness of the Organization of Petroleum Exporting Countries (“OPEC”) and non-OPEC countries, such as Saudi Arabia and Russia, to set and maintain oil production levels and the impact of any such actions, lack of transportation and storage capacity as a result of oversupply,

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002

government regulations and actions or other factors, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, the possibility that the anticipated benefits of recent acquisitions are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of such acquisitions, and other factors that may affect our future results and business, generally, including those discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021 filed on February 25, 2022 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2022 filed on May 5, 2022.

Should one or more of these risks occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, to reflect events or circumstances after the date of this communication.

TALOS ENERGY INC.	333 Clay St., Suite 3300, Houston, TX 77002